EXHIBIT 10.6

THIS CREDIT AGREEMENT is made as of May 2, 2011, between

LW NATURAL RESOURCES OPPORTUNITIES FUND, LTD.

a corporation incorporated under the laws of the Cayman Islands (“Lender 1”),

HAMPTON CORP.

a corporation incorporated under the laws of Cayman Islands (“Lender 2”),

LW LATIN AMERICA SHORT DURATION FUND, LTD

a corporation incorporated under the laws of Curacao, (“Lender 3”), and

Li3 ENERGY, INC.

a corporation incorporated under the laws of the State of Nevada, USA (the “Borrower”).

WHEREAS, the Borrower is in the principal business of discovery and development of lithium and potassium brine and nitrate and iodine deposits in Chile, Argentina and Peru;

WHEREAS, Lenders have offered a Line of Credit to Borrower for an amount of U.S.$1,677,438.27 (One Million Six Hundred Seventy-seven Thousand Four Hundred Thirty-eight and 27/100 Dollars of the United States of America) as working capital and for general corporate needs;

WHEREAS, the Borrower has requested that the Lenders enter into this Agreement with the Borrower to provide the Borrower with credit in the Principal Amount at Maturity of U.S.$1,677,438.27 (One Million Six Hundred Seventy-seven Thousand Four Hundred Thirty-eight and 27/100 Dollars of the United States of America); and

WHEREAS, the Lenders have agreed to provide the Borrower with credit in the Principal Amount at Maturity of U.S.$1,677,438.27 (One Million Six Hundred Seventy-seven Thousand Four Hundred Thirty-eight and 27/100 Dollars of the United States of America) for such purposes;

NOW, THEREFORE, it is agreed as follows:

ARTICLE ONE
DEFINITIONS

Section 1.01   Defined Terms:  In this Agreement and in the preamble hereto, unless something in the subject matter or context is inconsistent therewith capitalized terms shall have the following meaning:

(a)	“Affiliate” of a Person means any Person controlling, controlled by or under common control with such Person;

(b)
“Aggregate Outstanding” means in respect of the Credit, at any time, the sum expressed in U.S. Dollars of the aggregate Issue Price plus Accrued Original Issue Discount of the Borrowing outstanding at such time;

(c)
“Agreement”, “hereof”, “herein”, “hereto”, “hereunder” or similar expressions mean this Agreement and the Exhibits and Schedules hereto, as amended, supplemented, restated or replaced from time to time;

(d)	“Applicable Law” means in respect of any Person all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies governing such Person;

(e)	“Best Knowledge” means, of an applicable Person, to the best of that Person’s knowledge, information and belief after having made independent enquiry;

(f)	“Borrowing” means the utilization of the Credit by the Borrower to be evidenced by the Notes, with respect to the disbursements to be made by Lender 1, Lender 2 and Lender 3;

(g)	“Business Day” means any day of the year other than Saturday, Sunday, a statutory holiday or other day on which financial institutions are authorized or required by law to close in New York, NY, USA;

(h)	“Closing Date” means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by each Lender;

(i)	“Common Stock” means the Common Stock of the Borrower, par value $0.001 per share.

(j)
“Credit” means the credit as set out in Section 3.01 hereof, available to the Borrower upon and subject to the terms and conditions contained in this Agreement and as limited or reduced in accordance with the provisions of this Agreement;

(k)
“Default” means any of the events specified in Section 8.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition subsequent to such event, has been satisfied;

(l)	“Event of Default” has the meaning assigned to that term in Section 8.01 hereof;

(m)
“Facility” means the U.S.$1,677,438.27 (One Million Six Hundred Seventy-seven Thousand Four Hundred Thirty-eight and 27/100 Dollars of the United States of America) credit facility established pursuant to Section 3.01 by the Lenders in favor of the Borrower;

(n)	“Generally Accepted Accounting Principles” or “GAAP” means United States generally accepted accounting principles, consistently applied throughout the term of this Agreement.

(o)
“Issue Price” of a Note means, in connection with the original issuance of such Note, the initial issue price at which the Security is sold as set forth in Section 3.01 below and on the face of the Note;

(p)	“Lender” means each of Lender 1, Lender 2 and Lender 3.

(q)
“Lien” means any mortgage, charge, pledge, lien, privilege, security interest, hypothecation, cessation and transfer, an assignment or sub-lease of real property by way of security transfer to a guarantee trust having the function, purpose or effect of securing, or of providing a source or reserve for payment, of an obligation, or other encumbrance upon or with respect to any property of any kind of any Person, real or personal, moveable or immoveable, now owned or hereafter acquired;

(r)	“Maturity Date” means, with respect to the Borrowing to be evidenced by the Notes, the dates established on the Notes, or if such day is not a Business Day, the immediately preceding Business Day;

(s)	“Notes” means the promissory notes to be issued by Borrower to Lenders to document the Credit in the form set forth in Exhibit “A“ hereto.

(t)
“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, whether foreign or domestic;

(u)
“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, a nation, government, state, municipality or other political subdivision thereof, an entity exercising executive, legislative, judicial, regulatory or administration functions of, or pertaining to, government or other entity of whatever nature;

(v)	"Principal Amount at Maturity" of a Note means the amount set forth in Section 3.01 below and on the face of the Note.

(w)	“Principal Payment Date” means each of the dates contained in Section 3.01 hereof.

(x)	“Provisional Reserve” shall have the meaning given in Section 3.06 hereof;

(y)
“U.S. Dollars” and the symbol “U.S.$” each mean currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts in the United States of America;

Section 1.02   Headings and Table of Contents:  The headings of the Articles, Sections and Table of Contents are inserted for convenience of reference and shall not affect the construction or interpretation of this Agreement.

Section 1.03   Preamble Part of Agreement:  The preamble to this Agreement shall form part of this Agreement.

Section 1.04    Accounting Terms:  Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under Generally Accepted Accounting Principles.

ARTICLE TWO
REPRESENTATIONS AND WARRANTIES

Section 2.01    Borrower’s Representations and Warranties:  The Borrower represents and warrants to the Lenders:

(a)     Incorporation:  The Borrower is duly organized and validly existing under the laws of jurisdiction of its formation, is in all material respects in compliance with the laws of those jurisdictions in which it carries on business in which the failure to be so in compliance would have a material adverse effect on the Borrower and has the full corporate power and authority to own its property, to lease the property leased by it and to carry on its business as now conducted;

(b)    Due Authorization:  the entering into, delivery and the performance by the Borrower of this Agreement and the Notes and all agreements provided for or contemplated hereby to which the Borrower is a part (i) are within its powers and have been duly authorized by all necessary corporate action on its part; (ii) do not conflict with or result in the violation of the terms of its charter or by-laws or any law, regulation, franchise, license, ordinance, decree, writ, injunction, order, statute, rule, regulation or judgment, or of any agreement or other document to which it is a party, having application to it or by which it may be bound as of the date hereof; and (iii) will not result in or require the imposition of any Lien on any of its properties by any Person;

(c)     Other Agreements:  the Borrower is not in violation in the performance or observance of any terms or provisions of any note, agreement, mortgage, license or document evidencing any indebtedness by which it is bound, which would allow or cause the termination, acceleration of maturity of, or foreclosure on collateral pursuant to or securing, any note, agreement, mortgage, license or document evidencing any indebtedness and is not otherwise in violation of any material provision of any such note, agreement, mortgage, license or document, or in violation of any judgment, decree, writ, injunction, order, statute, rule or regulation to which it is a party or by which it may be bound as of the date of this Agreement;

(d)    Licensing Approvals, etc.: the Borrower has all the governmental licenses, authorizations, consents, registrations, and approvals necessary to enter into and perform its obligations under this Agreement, and the Notes and all agreements provided for or contemplated thereby as well as those necessary and material to permit it to own its property and assets and to operate its business;

(e)     Validity:  this Agreement and the Notes constitute legal, valid and binding obligations of the Borrower enforceable against each of them in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). Except as expressly provided for in this Agreement or in Schedule 2.01(e) attached hereto, no other consent, waiver or authorization of, or filing with, any person (including, without limitation, any creditors or shareholders of the Borrower or any Official Body) is required to be obtained by the Borrower in connection with the execution and delivery of, and the performance, validity or enforceability of this Agreement or the Notes;

(f)     Litigation:  there is no litigation, suit or proceeding or threatened before any Official Body of any jurisdiction which could have a material adverse effect on the ability of the Borrower to perform this Agreement, the Notes and all agreements provided for or contemplated hereby or which could have a material adverse effect on the financial condition, assets or operations of the Borrower or could have a material adverse effect on the ability of the Borrower to own its property and assets and operate its business in the United States of America or in any other jurisdiction;

(g)    Default:  no event has occurred and is continuing which, alone or with the giving of notice, or the passage of time, or both, would constitute an Event of Default hereunder;

(h)    Disclosure:  No representation or warranty made by the Borrower in this Agreement or in any other documentation furnished to the Lenders from time to time in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statement herein or therein, in light of the circumstances under which they are made and in the date they were made, not misleading.  There is no fact known to the Borrower on the date of this Agreement which materially adversely affects, or which has any reasonable likelihood of materially adversely affecting, the business, operations, property or condition (financial or otherwise) of the Borrower that has not been disclosed to Lenders;

Section 2.02  Survival of Representations and Warranties: The representations and warranties made in this Agreement shall survive the execution of this Agreement and all other agreements provided for or contemplated hereby.

ARTICLE THREE
THE CREDIT

Section 3.01  The Credit:  Subject always to the limitations and terms and conditions contained herein, each Lender agrees to lend to the Borrower on the Closing Date the amounts set forth below by disbursing to the Borrower the Issue Price of the Lender’s Note as set forth below, provided that the maximum amount of Aggregate Outstanding available pursuant to the Credit at any one time extended by this Agreement is U.S.$1,677,438.27 (One Million Six Hundred Seventy-seven Thousand Four Hundred Thirty-eight and 27/100 Dollars of the United States of America) Principal Amount at Maturity:

(a)	Lender 1:	U.S.$750,000.00 Issue Price;
U.S.$838,719.14 Principal Amount at Maturity

(b)	Lender 2:	U.S.$175,000.00 Issue Price;
U.S.$195,701.14 Principal Amount at Maturity

(c)	Lender 3:	U.S.$575,000.00 Issue Price;
U.S$643,018.00 Principal Amount at Maturity.

On the Closing date, each Lender shall deliver to the Borrower the Issue Price of the Lender’s Note, by wire transfer of immediately available funds, to the Borrowers account as follows:

Bank:	Citibank, N.A. 330 Madison Ave. New York, NY 10017

ABA Routing #:	021000089

Swift Code:	CITIUS33

Account Name:	Gottbetter & Partners, LLP Attorney Trust 488 Madison Ave., 12th floor New York, NY 10022 Phone: (212) 400-6900

Account #:	9951660945

Reference:	“Li3 Energy, Inc. Zero-Coupon Note – [insert Lender’s name]”

Contact:	Terence X. Beggins; telephone: (212) 400-6900; e-mail: txb@gottbetter.com

The Borrowing shall be subject to the terms of this Agreement and the Notes, each one evidencing the repayment terms applicable to the Borrowing and according to the amounts disbursed by each of the Lenders.  The Principal Payment Date of each Note shall be February 2, 2012.

Section 3.02  Repayment under the Facility:  The Borrower shall repay such portion of the Borrowing under this Agreement and the Notes on the Principal Payment Date as provided in the schedules for each respective Lender, the amount payable by the Borrower on each such Principal Payment Date being the sum of all amounts in all schedules for each respective Lender that pursuant to such schedules are payable on such Principal Payment Date.

In addition, if the Borrower shall raise capital by the issuance of any of its securities (whether debt, equity or securities convertible into equity securities) after the Closing Date, the net proceeds (after offering expenses) of any such offering shall be applied first to prepay the Issue Price of and Accrued Original Issue Discount on the Borrowing until no amount payable by the Borrower hereunder or under the Notes remains outstanding.

In addition, the Facility can be prepaid in whole or from time to time in part, provided, however, that the Borrower shall give the Lenders at least three (3) Business Days’ prior written notice of (x) its intent to prepay the Loans, and (y) the amount of such prepayment of the Facility.  Any voluntary prepayment shall be in the percent amount of the Principal Amount at Maturity of each Note set forth below:

Percent of Principal
Date of Prepayment	Amount at Maturity

Within three months after the Closing Date	92.81749%
More than three but less than six months after the Closing Date	96.34183%
More than six months after the Closing Date	100.00%

All partial prepayments will be allocated ratably to the Lenders based on the Issue Price of each Lender’s Borrowing.

Section 3.03  Evidence of Indebtedness:  The obligation of the Borrower for payment of the Issue Price of and Accrued Original Issue Discount on the Borrowing shall be evidenced by the Notes duly executed and delivered by the Borrower, in the form of the Notes contained in Exhibit “A” of this Agreement.

Section 3.04  Payments Free and Clear:  All payments to be made by the Borrower pursuant to this Agreement are to be made without set-off, compensation or counterclaim and without deduction of any kind and for same day value.

Section 3.05  Return of Notes:  Upon payment in full of each Note and subsequent receipt by the corresponding Lender of a written request of the Borrower to that effect, such Lender shall, within the next following 10 (ten) Business Days return such Note to Borrower the Notes marked “PAID-IN-FULL” and a written document issued by Lenders in which it declares that the Borrower’s obligations under this Agreement have been totally fulfilled.

Section 3.06  Warrants:  On the Closing Date, the Borrower shall issue to each Lender a warrant, substantially in the form of Exhibit “B” hereto (a “Warrant”), representing the right to purchase one share of Common Stock for each U.S. Dollar of Issue Price of such Lender’s Note, exercisable from issuance until five years after the Closing Date, at an exercise price of U.S.$0.50 per share.

ARTICLE FOUR
ORIGINAL ISSUE DISCOUNT

Section 4.01   Original Issue Discount: No interest shall accrue on the outstanding balance of the Borrowing. Original Issue Discount will accrue as specified below.

"Original Issue Discount" of a Note means the amount that accrues in respect of such Note daily at a rate of 15.0% per annum on the Issue Price thereof beginning on the Closing Date.  Original Issue Discount will be calculated on a monthly bond equivalent basis, using a 360-day year comprised of twelve 30-day months.

"Accrued Original Issue Discount" of any Note at any time represents the accrued portion of Original Issue Discount.

ARTICLE FIVE
CONDITIONS PRECEDENT

Section 5.01  Conditions Precedent to the Establishment of the Credit:  The obligation of each Lender to advance funds pursuant to this Agreement is subject to the conditions precedent that such Lender shall receive on or before the Closing Date, all of the following, each in full force and effect on the Closing Date I and in form and substance satisfactory to such Lender:

(a)	Originals of this Agreement executed by the Borrower;

(b)
Copy of the resolutions of the Borrower’s Board of Directors, certified by an officer of the Borrower, evidencing the authority of each officer of the Borrower executing this Agreement to bind the Borrower under this Agreement and the Notes, whether severally or jointly with the other officers who shall have executed this Agreement on behalf of the Borrower;

(c)	Copies, certified by an officer of the Borrower, of the Borrower’s charter and by-laws as in effect on Closing Date I;

(d)	A Note in the form of Exhibit “A” shall have been executed and delivered to such Lender in the face amount specified in Section 3.01;

(e)	No Default or Event of Default has occurred and is continuing on the date the Borrowing I is requested or made or will occur as a result of the Borrowing I;

(f)	The terms and conditions of this Agreement upon which the Borrower may obtain the Borrowing I have been fulfilled; and

(g)	That all representations made by the Borrower continue to be true on the Closing Date I.

ARTICLE SIX
COVENANTS

Section 6.01   Covenants of the Borrower: The Borrower covenants and agrees with the Lenders that so long as any amounts are outstanding under this Agreement:

(a)     Payments:  it will duly and punctually pay all sums of money due and payable by it under the terms of this Agreement and the Notes at the times and places and in the manner provided herein and therein;

(b)     Conduct of Business:  it will conduct its business in a proper, efficient and business-like manner and in material compliance with Applicable Laws and from time to time will promptly provide the Lenders with all reasonable information requested by the Lenders concerning its business, property and financial condition;

(c)     Change of Business:  it will not directly or indirectly change the basic nature of its business;

(d)    Inspection:  it will, at any reasonable time and from time, upon prior written notice, and subject to Section 13.02, permit a representative of the Lenders (who need not be an employee of the Lenders) to inspect any property of the Borrower and to examine and review the books, accounts and records of the Borrower, provided, however, that such inspection, examination or review does not unreasonably interfere with the operations of the Borrower, and provided further that such representative of the Lenders shall have executed with Borrower a confidentiality agreement in terms of the form attached hereto as Exhibit “C” hereto, pursuant to which such representative shall agree to maintain as confidential such information of the Borrower and not to disclose such information to any person other than the Lenders and their respective consultants, agents, counsels and employees, subject to customary exceptions to obligations of confidentiality. Lender 3 shall only have the right of inspection set forth in this subsection (d) as of Closing II;

(e)     Consents, Licenses, etc.:  it will obtain and maintain as and when required all material consents, licenses and permits which may be necessary for it to operate its business;

(f)     Material Changes:  it will promptly advise the Lenders of any material change in its business, assets or financial condition or any material litigation that has or might reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement;

(g)    Notices of Default:  it will promptly give notice to the Lenders of each Default or Event of Default and each other event that has or might reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement;

(h)    Corporate Status and Qualification; Compliance with Laws:  it will preserve and maintain its corporate existence and its right to do business in each jurisdiction in which the failure to do so would have a material adverse effect on its business, financial condition, property or assets, and diligently preserve and at all times renew or cause to be preserved and renewed all the rights, powers, privileges, franchises and goodwill owned by it and will at all times comply with all Applicable Laws;

(i)      Pay Taxes:  it will from time to time pay or cause to be paid all taxes, rates, levies, assessments, government fees or dues lawfully levied, assessed or imposed upon or in respect of it as and when the same shall become due and payable except where the validity or amount thereof is being contested in good faith and by appropriate proceedings and exhibit to the Lenders, when required, the receipts and vouchers establishing such payment, and duly observe and conform to all valid requirements of any Official Body relative to its property or rights, and all covenants, terms and conditions upon or under which any such property or rights are held; and

(j)      Senior or Pari Passu Indebtedness.  The Borrower will not incur, create, assume, guaranty or permit to exist any indebtedness that ranks senior in priority to, or pari passu with, the obligations under the Notes and this Agreement, except for (i) indebtedness existing on the date hereof and set forth in Schedule 6.01(j) attached hereto and only to the extent that such indebtedness ranks senior in priority to or pari passu with the obligations under this Note and the Purchase Agreement on the Closing Date, (ii) purchase money obligations for equipment, goods or services to be employed in the Borrower’s business; (iii) ordinary course trade payables and payables to consultants and advisors and (iv) indebtedness created as a result of a subsequent financing if the gross proceeds to the Borrower of such financing are equal to or greater than the aggregate Issue Price of and Accrued Original Interest Discount the Notes and the Notes are repaid in full upon the closing of such financing.

(k)     Liens.  The Borrower will not Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of the Borrower) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(i)      Liens on property or assets of the Borrower existing on the date hereof and set forth in Schedule 6.01(k) attached hereto, provided that such Liens shall secure only those obligations which they secure on the date hereof;

(ii)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower, provided that

A.         such Lien is not created in contemplation of or in connection with such acquisition, and

B.         such Lien does not apply to any other property or assets of the Borrower;

(iii)    Liens for taxes, assessments and governmental charges;

(iv)   carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable;

(v)    pledges and deposits made in the ordinary course of business in compliance, with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(vi)   deposits to secure the performance of bids, trade contracts (other than for indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(vii)  zoning restrictions, easements, licenses, covenants, conditions, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower;

(viii) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower, provided that

A.         such security interests secure indebtedness permitted by this Note,

B.         such security interests are incurred, and the indebtedness secured thereby is created, within 90 days after such acquisition (or construction),

C.         the indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and

D.         such security interests do not apply to any other property or assets of the Borrower;

(ix)    Liens arising out of judgments or awards (other than any judgment that constitutes an Event of Default hereunder) in respect of which the Borrower shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Borrower shall have set aside on its books adequate reserves with respect to such judgment or award; and

(x)    deposits, Liens or pledges to secure payments of workmen’s compensation and other payments, public liability, unemployment and other insurance, old-age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business.

(l)      Dividends and Distributions. The Borrower shall not declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its capital stock or set aside any amount for any such purpose.

ARTICLE SEVEN
CONVERSION

Section 7.01   Optional Conversion.  Each Lender shall be entitled, at its sole option, at any time and from time to time, and until such Lender’s Note is fully paid, to convert all or any part of the outstanding Issue Price of the Note, plus Accrued Original Issue Discount thereon to the date of conversion, into shares (each, a “Conversion Share”) of Common Stock of the Borrower, at a price  of U.S.$0.40 per share (subject to adjustment as provided below, the “Conversion Price”).  No fraction of shares or scrip representing fractions of shares will be issued on conversion.  Upon any conversion of the entire outstanding Issue Price of and Accrued Original Issue Discount on any Note, the number of shares issuable shall be rounded to the nearest whole share, and any partial conversions of a Note may only be made for integral numbers of shares.  To convert a Note, the holder thereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to the Note, with appropriate insertions (the “Conversion Notice”), to the Borrower at its address as set forth herein.  The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.  The Borrower’s calculation of the applicable Conversion Price shall be conclusive, absent manifest error.

Section 7.02  Reservation of Common Stock.  The Borrower shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of the Notes, that number of shares of Common Stock equal to the the aggregate number of shares of Common Stock into which the Notes are convertible based upon the then applicable Conversion Price.

Section 7.03  Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Borrower at any time after the Closing Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Borrower at any time after the the Closing Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.  Any adjustment under this Section  shall become effective at the close of business on the date the subdivision or combination becomes effective.

ARTICLE EIGHT
EVENTS OF DEFAULT AND REMEDIES

Section 8.01   Events of Default:  Each of the following events shall constitute an Event of Default under the Credit provided in this Agreement:

(a)     if the Borrower defaults in the payment of any Issue Price of or Accrued Original Issue Discount on the Facility when due, unless Borrower cures within thirty (30) calendar days after such breach;

(b)     if any representation or warranty made by the Borrower in this Agreement or in any certificate, financial statement or other document or instrument furnished to the Lenders pursuant to this Agreement is incorrect in any material respect when made or deemed to have been made and such misrepresentation is not cured within thirty (30) days from the moment the Lenders notify Borrower of such situation;

(c)     the breach by the Borrower of any covenant in this Agreement to be performed on its part, provided such breach has not been canceled or cured within thirty (30) days from the date the Borrower becomes aware of such breach;

(d)     if this Agreement or the Notes shall at any time after its respective execution and delivery and for any reason, cease to be in full force and effect;

(e)     the presentation by the Borrower or any Person acting on behalf of the Borrower of a composition or arrangement or similar plan or scheme relating to the Borrower or any Person acting on behalf of the Borrower for an order that the Borrower be adjudged insolvent, in bankrupt or for an order appointing a receiver (whether interim or not), manager, receiver-manager, liquidator, trustee or other similar officer of the Borrower over all or a material portion of its assets, the making of a proposal by the Borrower for the general benefit of creditors or any similar action, all under any Applicable Law respecting insolvency or the granting of relief to debtors, or the taking of any action by the Borrower  in furtherance of any of the aforesaid purposes;

(f)      the pronouncement of an order or decree by an Official Body of competent jurisdiction adjudging the Borrower to be insolvent or bankrupt, or appointing a receiver, manager, receiver-manager, liquidator, trustee or similar officer of the Borrower of all or a material portion of its assets, or appointing an interim receiver of the Borrower of all or a material portion of its assets; unless such order decree or appointment is being contested in good faith by such person;

(g)     the appointment, other than by an order or decree by an Official Body of a receiver (whether interim or not), manager, receiver-manager, liquidator, trustee or similar officer of the Borrower of all or a material portion of its assets; unless such order decree or appointment is being contested in good faith by such person;

(h)     the bringing of proceedings by any Person for an order that the Borrower be adjudged insolvent, or bankrupt or for an order appointing a receiver (whether interim or not), manager, receiver-manager, liquidator, trustee or other similar officer of the Borrower or of all or a material portion of its assets, which is not being actively or validly contested in good faith by such person within one hundred (100) days and which is not dismissed or stayed within one hundred and eighty (180) days after institution;

(i)      if one or more judgments are rendered against the Borrower involving in the aggregate at any one time outstanding liability of U.S.$1,000,000.00 (or the equivalent thereof in any other currency) or more, this if they are not contested diligently and in good faith by appropriate proceedings, which are not paid or fully covered by insurance and if, within thirty (30) days after entry thereof, such judgment has not been vacated, discharged in full or otherwise satisfied or execution thereof stayed pending appeal, or if, within ninety  (90) days after the expiration of such stay, such judgments shall not have been vacated, discharged in full or otherwise satisfied.

Section 8.02  Acceleration and Termination of Rights:  To the extent permitted and in the manner prescribed by law, if an Event of Default shall occur and be continuing, the Lenders may, by written notice to the Borrower (i) declare all amounts of any nature payable under this Agreement, including but without limitation Issue Price and Accrued Original Interest Discount amounts outstanding under the Credit, whereupon all such amounts shall become and be forthwith due and payable, without additional presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (ii) without limitation, proceed by any other action, suit, remedy or proceeding authorized or permitted by this Agreement, the agreements, documents and instruments contemplated herein or by law or by equity.

Section 8.03  Remedies Cumulative:  It is expressly understood and agreed that the rights and remedies of the Lenders under this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law and a single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach, and any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

Section 8.04  No Set-Off:  The Lenders are not authorized to set-off nor to apply any deposits and any other indebtedness at any time owing by the Lenders to or for the credit of the account of the Borrower, against and on account of the debts and liabilities of the Borrower, respectively as the case may be, due and payable to the Lenders under this Agreement.

ARTICLE NINE
EXPENSES, TAXES AND INCREASED COSTS

Section 9.01  Expenses and Indemnity:  All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lenders by the Borrower under this Agreement shall be supplied without cost to the Lenders. The Borrower shall pay to the Lenders on demand all necessary and reasonable out of pocket documented costs, including all reasonable and documented legal and consultants’ fees and other expenses incurred by the Lenders in the documentation preparation, negotiation and execution of this Agreement and any other agreement contemplated by this Agreement.

The Borrower agree to indemnify the Lenders and their respective officers, directors, employees and agents (for whom in respect of this indemnity the Lenders are the respective agent and trustee) and agree to save each of them harmless from and against any loss or expense which any of them sustains or incurs as a consequence of (i) any representation or warranty made herein by the Borrower which was materially incorrect at the time it was made or deemed to have been made; (ii) a default by the Borrower in the payment of any sum due hereunder; (iii) any other default by the Borrower hereunder; and (iv) any fees, cash, expenses, costs, liabilities or obligations arising out of any proceedings brought against any Lender due to its entering into this Agreement or undertaking its obligations under this Agreement or the use of proceeds by the Borrower unless any such loss or expense shall not be attributable to acts or omissions of the Borrower.

Section 9.02 Increased Costs:  If after the date hereof, any Applicable Law or the adoption of any Applicable Law, or any change therein or any change in the interpretation or administration thereof by any Official Body charged with the interpretation or administration thereof or compliance by the Lenders with any request or directive (whether or not having the force of law) of any such Official Body:

(a)     shall subject any Lender to any tax, duty or other charge, or shall cause the withdrawal or termination of any previously available exemption from any tax, duty or other charge, with respect to the Credit, or shall change the basis of taxation of payments to such Lender including the Issue Price of or Accrued Original Issue Discount on any of the Borrowing or any fees payable hereunder or any other amounts due under this Agreement (except for changes in the rate of taxes (including franchise or receipts taxes) measured by or imposed on the overall net income, capital, or receipts of such Lender imposed by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender (i) is organized, (ii) has its principal place of business, or (iii) is, through an office or other fixed place of business, deemed to be doing business or maintaining a permanent establishment under any applicable income tax treaty  or a jurisdiction in which such Lender is subject to taxation without regard to this Agreement and the documentation entered into pursuant thereto and except for changes in any such jurisdiction in the method of calculation of net income for income tax purposes where any such change is applicable to corporations generally regardless of whether they are lenders (such excluded taxes being "Excluded Taxes")); or

(b)    shall impose, modify or deem applicable any reserve, deemed reserve, special deposit or similar requirement against assets of, deposits with or for the account or credit extended or committed to be extended by any Lender or shall impose on such Lender any other condition affecting its obligation to permit any of the Borrowing affecting outstanding amounts under any of the Borrowing including, without limitation, the amount of capital required or expected to be maintained by such Lender as a result of entering into this Agreement or in respect of the outstanding amounts under any of the Borrowing; and the net result of any of the foregoing is to increase the cost to such Lender of maintaining the Credit, making or maintaining the Borrowing, or to reduce the amount of any sum received or receivable by the Lenders or the rate of return on such Lender’s capital or assets as a consequence of its commitments or obligations under this Agreement or with respect hereto, by an amount deemed by such Lender to be material, then within thirty (30) days after each demand by such Lender claiming compensation, setting forth the additional amount or amounts to be paid to it hereunder and the basis thereof, the Borrower agrees to pay promptly to such Lender such additional amount or amounts incurred prior to such demand as will compensate such Lenders for such increased costs or deductions. The Lenders will promptly notify the Borrower of any event of which the Lenders have knowledge, occurring after the date hereof, which will entitle any Lender to compensation pursuant to this Section 9.02 and will designate a branch or account, as the case may be, or take such other commercially reasonable actions if such designation or actions will avoid the need for or reduce the amount of, such compensation and will not, in the reasonable judgment of the affected Lender, be otherwise disadvantageous to such Lender.

A certificate of a Lender claiming compensation under this Section 9.02 setting forth the additional amount or amounts (which additional amounts may be calculated by such Lender on the basis of reasonable estimates or averaging methods) to be paid to it hereunder and the particulars of the calculation of the additional amount or amounts payable by the Borrower shall be conclusive in the absence of manifest error. If a Lender demands compensation under this Section 9.02, the Borrower may at any time, upon at least 4 (four) Business Days’ prior notice to the Lenders, which notice shall be irrevocable, prepay in full, without penalty, but subject to Section 4.01, the then outstanding Issue Price of and Accrued Original Issue Discount on the Borrowing to the Lenders and all such compensation to the date of repayment.

Section 9.03   Tax Indemnity:

(a)     Borrower shall be responsible for any and all withholding taxes, deductions, levies, imposts, exchange fees, notary fees, value added taxes, stamp taxes, and other costs and expenses associated with this Agreement and the Notes other than, in the case of each Lender, Excluded Taxes.  All payments to the Lenders shall be made free and clear of any withholding taxes, deductions, levies or imposts other than Excluded Taxes.  If Borrower is required to deduct or withhold any taxes, deductions, levies or imposts other than Excluded Taxes, the payment shall be increased by an amount necessary so that after making all required withholdings or deductions (including withholdings or deductions on the increased amount paid pursuant to this sentence), the Lender shall receive the amount it would have received had no withholding or deduction existed or been made.

(b)    The Borrower shall file all required returns related to the withholding taxes referred to above associated with this Agreement and the Notes, and will furnish copies to the Lenders.

Section 9.04  Interest on Certain Overdue Amounts:  If the Borrower fails to pay on the due date any amount payable hereunder (other than Issue Price, Accrued Original Issue Discount which is payable as otherwise provided in this Agreement), the Borrower shall, on demand, from time to time by the Lenders, pay interest (to the extent permitted by Applicable Law) on such overdue amount to the Lenders from such due date up to the date of actual payment, both before and after demand, default or judgment, at the rate of interest per annum applicable to such Borrowing to which such amount relates or if no Borrowing is involved then at a rate of interest per annum equal to 15.50% (Fifteen and one-half percent) to the extent not otherwise provided herein.

ARTICLE TEN
NOTICE

Section 10.01 Address for Notice: Notice to be given hereunder shall, save as otherwise specifically provided, be in writing and sent by internationally recognized private courier service with acknowledgment of receipt, to the party or parties for whom it is intended and shall not be deemed received until actual receipt thereof by such party or parties.

The mailing address for the Lenders shall be:

Lenders:

Lender 1

LW NATURAL RESOURCES OPPORTUNITIES FUND, LTD.
c/o LW Securities, S.A.,
Torre De las Americas, Punta Pacífica, Of. 2903 C
Panama - Panama

Lender 2

HAMPTON CORP.
Via Madonna Delle Grazie 14
Firenze, 50135 Italy
Tlf: + 39 055 604 561
Attention: Carlos Zalles

Lender 3

LW LATIN AMERICA SHORT DURATION FUND, LTD
1111 Brickell Av, Suite 1117
Miami FL, 33131
Tlf: +1 305 913 7117
Attention: Javier Llanos

The mailing address for operational purposes for the Borrower shall be:

The Borrower:

Li3 Energy, Inc.
Avenida Pardo y Aliaga 699, Oficina 802
San Isidro, Lima, PERU
Attention: Luis Saenz, Chief Executive Officer
Fax: +511-421-1649

With a copy to:
Gottbetter & Partners, LLP
488 Madison Avenue, 12th floor
New York, NY  10022
Attention: Adam S. Gottbetter
Fax: +1-212-400-6901

ARTICLE ELEVEN
GOVERNING LAW AND JUDGMENT CURRENCY

Section 11.01 Governing Law:  The parties agree that this Agreement shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York and of the United States of America applicable therein without reference to the conflicts of laws rules thereof and the parties agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in the courts of such state and the parties hereto accept and irrevocably submit to the jurisdiction of such courts and acknowledge their competence and agree to be bound by any judgment thereof, hereby waiving any jurisdiction they could be entitled to by virtue of their domicile or otherwise.

Section 11.02 Judgment Currency:  For the purpose of obtaining judgment in any court, the applicable currency shall be U.S. Dollars.

Section 11.03 Usurious Rate:  Lenders and Borrower intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof Lenders and Borrower stipulate and agree that none of the terms and provisions contained in the Agreement shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect. Neither Borrower nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any obligation of Borrower hereunder shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Agreement or the Notes which may be in conflict or apparent conflict herewith.

Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any obligation of Borrower hereunder is accelerated. If (a) the maturity of any obligation of Borrower hereunder is accelerated for any reason, (b) any obligation of Borrower hereunder is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lenders or any other holder of any or all of the obligations of Borrower hereunder shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations of Borrower hereunder to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding Issue Price of the obligations of Borrower hereunder or, at Borrower's option, promptly returned to Borrower or the other payor thereof upon such determination.

ARTICLE TWELVE
SUCCESSORS AND ASSIGNS

Section 12.01 Successors and Assigns:  This Agreement shall be binding upon and inure to the benefit of the Lenders and the Borrower and their respective permitted successors and assigns, except that (a) the Borrower shall not assign any rights or obligations with respect to this Agreement or any of the agreements contemplated hereby without the prior written consent of the Lenders (b) a Lender may assign (in an amount equal to at least U.S.$100,000 (or the remaining balance thereof, if less)) all or any of its outstanding Borrowings and remaining commitments to lend hereunder (x) to an Affiliate of the Lender or (y) with the prior written consent of the Borrower (such consent not to be unreasonably withheld), to a commercial bank, other financial institution, mutual fund or “Accredited Investor” (as such term is defined in Regulation D under the U.S. Securities Act of 1933, as amended) that is not an Affiliate of the Lender.

ARTICLE THIRTEEN
MISCELLANEOUS

Section 13.01 Performance of Borrower Obligations by the Lenders:  If the Borrower shall fail to promptly perform any of its obligations under this Agreement, the Lenders may, at any time thereafter, perform the same without thereby waiving the default and any reasonable expense or liability incurred by the Lenders shall be reimbursed by the Borrower.

Section 13.02 Confidentiality; Sharing of Information: All information exchanged among the parties hereto shall be kept strictly confidential.  The Borrower authorizes each Lender, its affiliates, consultants, agents, employees, auditors, legal counsel and any other Person retained by it to share with each other any agreement contemplated hereby and any information possessed by any of them relating to the Borrower. Subject to disclosure to the Persons described above and until the Lenders take steps to enforce all the rights hereunder, each Lender agrees to cause any employee, auditor, legal counsel, assignee or agent of such Lender, by agreement, to keep secret any information obtained from any inspection by any representative of the Lenders of the books, accounts and records of the Borrower, in the understanding that for any and all disclosure by any Lender, its consultants, agents, employees, auditors, legal counsel and any other Person retained by it, its Affiliates of confidential information of the Borrower, the Lender who violates the obligations set forth in this Section 13.02 shall be liable for any and all loss and damages that said violation may cause to the Borrower.

Section 13.03  Severability:  Any provision of this Agreement which is or becomes prohibited or unenforceable in the relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.04 Amendment, Supplement or Waiver:  No amendment, supplement, waiver or consent provided for by any provision of this Agreement or any other agreement or instrument contemplated by this Agreement, shall in any event be effective unless the same shall be in writing and executed by all of the parties hereto.

Section 13.05 Waiver of Immunities:  To the extent that the Borrower or the Lenders have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Person hereby irrevocably waives such immunity in respect of its obligations under this Agreement or any agreements or instruments contemplated by this Agreement.

Section 13.06  Term of Agreement:  This Agreement shall remain in full force and effect until the final payment in full to the Lenders of all amounts payable hereunder.

Section 13.07 Entire Agreement:  This Agreement constitutes the entire agreement among the parties hereto and cancels and supersedes any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof.

Section 13.08 Counterparts:  This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument and shall be effective on the date when each of the parties hereto has signed a copy hereof and shall have delivered the same to the Lenders.

Section 13.09 Good Faith and Fair Dealing:  The parties hereto agree to exercise good faith and fair dealing with each other with respect to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of this _____ day of _______________, 2011.

“Lenders”

Lender 1		Lender 2
LW NATURAL RESOURCES		HAMPTON CORP.
OPPORTUNITIES FUND, LTD.

By:	/s/ Carlos A. Zalles	By:	/s/ Carlos A. Zalles
Name: Carlos A. Zalles		Name: Carlos A. Zalles
Title: Director		Title: Attorney-in-Fact

Lender 3
LW LATIN AMERICA SHORT DURATION
FUND, LTD

By:	/s/ Alfredo Gonzalez & /s/ Jose Javier Horos
Name: Alfredo Gonzalez & Jose Javier Horos
Title: Attorneys-in-Fact

“Borrower”
LI3 ENERGY, INC.

By:	/s/ Luis Saenz
Name:	Luis Saenz
Title:	Chief Executive Officer

Schedule 2.01(e)

Consents

The Investment Agreement (the “Investment Agreement”) between the Borrower and Centurion Private Equity, LLC (the “Investor”), dated as of December 2, 2010, provides that, subject to certain exceptions, the Investor shall have a right of first refusal with respect to any private capital raising transactions involving Borrower’s equity securities that closes after the date of the Investment Agreement and prior to the 61st day following the termination date thereof.  Investor’s right of first refusal must either expire unexercised be or waived in order to consummate the transactions contemplated by the Agreement.

As of August 3, 2010, the Borrower entered into a Stock Purchase Agreement (the “Alfredo SPA”) with  Pacific Road Capital A Pty. Limited, as trustee for Pacific Road Resources Fund A (“Fund A”), Pacific Road Capital B Pty. Limited, as trustee for Pacific Road Resources Fund B (“Fund B”), and Pacific Road Capital Management G.P. Limited, as General Partner of Pacific Road Resources Fund L.P. (“PR Partnership” and, together with Fund A and Fund B, the “Alfredo Sellers”), pursuant to which the Borrower acquired all of the outstanding share capital of Alfredo Holdings, Ltd. (“Alfredo”).   The Alfredo SPA provides the Alfredo Sellers with preemptive rights in certain future financing transactions by the Borrower, provided that the Alfredo Sellers still own at least 50% of the Purchase Price Shares (as defined in the Alfredo SPA).  Such preemptive rights are subject to customary exceptions, and generally give the Alfredo Sellers the right to purchase up to 25% of the securities that Borrower sells in any offering to which they apply.  The Alfredo Sellers’ preemptive rights must either expire unexercised be or waived in order to consummate the transactions contemplated by the Agreement.

The Securities Purchase Agreements between the Borrower and each investor (the “PPO Investors”) in its private placement offering (the “2011 PPO”) at $0.27 per Unit of “Units” consisting of (i) one share of common stock and (ii) a warrant to purchase one-half of one share of common stock at an exercise price of $0.40 per whole share, provides the PPO Investors with a right of first refusal applicable to the transactions contemplated by the Agreement.  The PPO Investors’ right of first refusal must either expire unexercised or be waived in order to consummate the transactions contemplated by the Agreement.

Within four business days of execution and delivery of the Agreement, Borrower must file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K announcing the material terms transactions contemplated thereby.

Borrower agreed to certain amendments to the Alfredo SPA pursuant to an Amending Agreement (the “Amending Agreement”), dated as of March 30, 2011, among Borrower and the Alfredo Sellers, which was executed and delivered on April 4, 2011.  Among other things, pursuant to the Amending Agreement, the Alfredo Sellers have entered into subscription agreements with Borrower for $2,000,000 in the 2011 PPO, the closing of which is conditioned on Borrower raising in the 2011 PPO the additional funds required to complete, and completing, the purchase of Borrower’s prospective interest in the Maricunga Project (free and clear of all liens and encumbrances) by May 1, 2011.  However, if Borrower uses the proceeds of the Loan to fund the purchase of the Maricunga Project, as it plans to (and, even if an extension to the May 1 deadline were obtained), then the conditions to the Alfredo Sellers’ $2,000,000 investment in the 2011 PPO would not be satisfied.

Schedule 6.01(j)

Other Indebtedness

Nevada expenses (100K GeoXplor, $57,000 Claim Maint fees, $32,600 NV state taxes)	$189,600
Loan Payable - Milestone ($45K + Interest)	51,754
Loan Payable - Milestone ($50K + Interest)	60,994
$302,348

Schedule 6.01(k)

Other Liens

None

EXHIBIT A

FORM OF NOTE

THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES.  THE HOLDER OF THIS SECURITY MAY CONTACT LUIS SAENZ, LI3 ENERGY, INC., AVENIDA PARDO Y ALIAGA 699, OFICINA 802, SAN ISIDRO, LIMA, PERU, FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE OF THIS SECURITY.

THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS.  NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.
LI3 ENERGY, INC.

Zero-Coupon Convertible Note due February 2, 2012

Issue Date:  May 2, 2011
Issue Price:  U.S.$XXXXXXX
Principal Amount at Maturity:  U.S.$ XXXXXXX
Original Issue Discount: U.S.$ XXXXXXX

LI3 ENERGY, INC., a Nevada corporation (the “Borrower”), promises to pay to__________________________, or its permitted registered assigns, the Principal Amount at Maturity of XXXXXXXXXXXXXXXXXXXXXXXX UNITED STATES DOLLARS (U.S.$ XXXXXXX) on February 2, 2012.

The Borrower issued this Note under a Credit Agreement dated as of May 2, 2011 (the “Credit Agreement”), between the Company and the Lenders party thereto.  The terms of this Note include those stated in the Credit Agreement.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Credit Agreement.  This Note is subject to all such terms, and Note holders are referred to the Credit Agreement for a statement of those terms.

This Note shall not bear interest except as specified in the Credit Agreement.  Original Issue Discount will accrue as specified in the Credit Agreement.  This Note is convertible into the Borrower’s Common Stock as specified in the Credit Agreement.  This Note may, and in some circumstances must, be prepaid as specified in the Credit Agreement.

Dated:

LI3 ENERGY, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF WARRANT

Warrant Certificate No. XXXXXX

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

LI3 ENERGY, INC.

Warrant Shares: XXXXXXXX	Date: XXXXXXX, 2011

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on XXXXXXXX, 2016 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Li3 Energy, Inc., a Nevada corporation (the “Company”), up to XXXXXXX shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.          Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Credit Agreement (the “Credit Agreement”), dated May 2, 2011, among the Company and the Lenders signatory thereto.

Section 2.          Exercise.

a)         Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)         Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.50, subject to adjustment hereunder (the “Exercise Price”).

c)	Mechanics of Exercise.

i.
Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required), and (C) payment of the aggregate Exercise Price as set forth above  (such date, the “Warrant Share Delivery Date”).   The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.  If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered or Holder rescinds such exercise.

2

ii.
Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.
Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.
Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.
No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.
Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.	Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

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e)           Holder’s Exercise Limitations.  The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other  Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.   To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.   In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.            Certain Adjustments.

a)      Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)      Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then  simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance; provided, that the Exercise Price shall not be reduced below $0.25 (subject to adjustment for stock splits, reverse splits and similar capital adjustments).  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance.  The Company shall promptly notify the Holder, in writing, following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, despite the prohibition thereon in the Credit Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. For clarity, no adjustment of the number of Warrant Shares shall be made upon any adjustment of the Exercise Price pursuant to this Section 3(b).

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c)      Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)      Pro Rata Distributions.  If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

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e)      Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share Credit Agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share Credit Agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction.  “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f)      Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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g)      Notice to Holder.

i.   Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.   Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least ten (10) Trading Days, or such longer period as may be required by law, prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice  except as may otherwise be expressly set forth herein.

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Section 4.             Transfer of Warrant.

a)      Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)      New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)      Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)      Transfer Restrictions. This Warrant may not be transferred at any time without (i) registration under the Securities Act or (ii) an exemption from such registration and a written opinion of legal counsel addressed to the Company that the proposed transfer of the Warrant may be effected without registration under the Securities Act, which opinion will be in form and from counsel reasonably satisfactory to the Company. Notwithstanding any provision to the contrary in this Section 4, the Holder may transfer, with or without consideration, this Warrant or any of the Warrant Shares (or a portion thereof) to the Holder’s Affiliates (as such term is defined under Rule 144 of the Securities Act) without obtaining the opinion from counsel that may be required by Section 4(c)(ii), provided, that the Holder delivers to the Company and its counsel certification, documentation, and other assurances reasonably required by the Company’s counsel to enable the Company’s counsel to render an opinion to the Company’s Transfer Agent that such transfer does not violate applicable securities laws.

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e)      Representation by the Holder.  The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act

Section 5.            Miscellaneous.

a)      No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b)      Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)      Authorized Shares.  The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)      Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Credit Agreement.

f)      Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)      Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)      Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Credit Agreement.

i)      Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j)      Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)      Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)      Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)      Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)      Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

14

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LI3 ENERGY, INC.

By:
Name: Luis F. Saenz
Title: Chief Executive Officer

15

NOTICE OF EXERCISE

TO:       LI3 ENERGY, INC.

(1)  The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)  Payment shall take the form of lawful money of the United States.

(3)  Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: _______________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: _________________________________________________________
Name of Authorized Signatory: ___________________________________________________________________________
Title of Authorized Signatory: ____________________________________________________________________________
Date: _______________________________________________________________________________________________

16

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Date:  ______________, _______

Holder’s Signature:             _____________________________

Holder’s Address:               _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

17

EXHIBIT C—FORM OF CONFIDENTIALITY AGREEMENT

CONFIDENTIALITY AGREEMENT, entered into as of the date written below, between LI3 ENERGY, INC., a Nevada corporation (the “Company”) and the person or entity named below (the “Receiving Party”).

In connection with the Receiving Party’s evaluation of investing in, and/or arranging, and/or advising the Company with respect to, a possible financing transaction by the Company (the “Financing”), the Company is willing, in accordance with the terms and conditions of this Agreement, to disclose to the Receiving Party and/or its Affiliates (as defined below) certain Confidential Information (as defined below).  The Receiving Party agrees that it (i) will transmit Confidential Information only to its affiliates and its and their directors, officers, agents, employees and professional advisors (collectively, “Affiliates”) who need to know such information for the purpose of evaluating and participating in the potential Financing, and who shall be advised by Receiving Party of this agreement and agree with Receiving Party to be bound by the provisions hereof, (ii) will, and will cause its Affiliates to, keep confidential, and not, except as hereinafter provided, without the prior written consent of the Company, disclose in any manner whatsoever the Confidential Information, in whole or in part, and (iii) will not, and will cause its Affiliates not to, use the Confidential Information in any way detrimental to the Company or for any purpose other than in connection with evaluating and participating in the potential Financing.

“Confidential Information” means (a) all information and documentation relating to the Financing and (b) all confidential or proprietary written, recorded or oral information or data (including without limitation research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know-how, and computer programming and other software and software techniques) concerning or provided by the Company, its employees, its consultants, its affiliates, its subsidiaries, its clients, its customers, or its joint venturers or its prospective clients, customers or joint venturers (each a “Source”) or relating to the business of the Company (whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which the Company or any other Source reasonably communicated, or the Receiving Party should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used).

In the event that Receiving Party is required by law or governmental regulation or stock exchange rule to disclose any Confidential Information, Receiving Party will provide the Company with prompt notice of such request so that the Company may seek an appropriate protective order and/or waive compliance with the provisions of this Agreement, and will reasonably cooperate with the Company in protecting the confidential or proprietary nature of the information which must be so disclosed.  If, in the absence of a protective order or the receipt of a waiver hereunder, Receiving Party is nonetheless, in the written opinion of its counsel, compelled to disclose any Confidential Information to any governmental agency or tribunal or exchange or else stand liable for contempt or suffer other censure or penalty, Receiving Party may disclose such limited information to such agency or tribunal or exchange, provided that Receiving Party shall exercise its reasonable commercial efforts to obtain assurance from the recipient that confidential treatment will be accorded such information.

“Confidential Information” does not include information which (i) becomes or has been generally available to the public other than as a result of a disclosure by Receiving Party or its Affiliates, (ii) was available to Receiving Party or its Affiliates on a non-confidential basis prior to its disclosure to Receiving Party by the Company or its Affiliates, or (iii) becomes available to Receiving Party or its Affiliates on a non-confidential basis from a source other than the Company or its Affiliates; provided, however, that such source is not, to Receiving Party’s knowledge after due inquiry, bound by a confidentiality agreement with the Company or its Affiliates.

Receiving Party hereby acknowledges that it is aware (and that its Affiliates who are furnished Confidential Information have been advised) that the United States securities laws prohibit any person who has material nonpublic information about a company from purchasing or selling securities of such company.

Except as may otherwise be agreed hereafter in writing, we do not make any representation or warranty as to the accuracy or completeness of the Confidential Information.  Neither the Company nor its Affiliates shall have any liability to Receiving Party or any of its Affiliates resulting from the use of the Confidential Information by Receiving Party or such Affiliates.  Nothing herein shall give Receiving Party or its Affiliates any rights, title, license or interest whatsoever in or to the Confidential Information, which shall remain at all times the property of the Company, and the Company may demand the return thereof at any time upon giving written notice to the Receiving Party.  No failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

This agreement shall terminate with respect to subsequent disclosures on the first anniversary of the date below; provided, however, that the obligations of Receiving Party hereunder with respect to Confidential Information already disclosed shall continue for two (2) years from the date of original disclosure. This agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof. This agreement supersedes all previous communications between the parties with respect to the subject matter hereof and may not be amended or modified except in a writing signed by the parties hereto.  Receiving Party acknowledges and agrees that the Company will be irreparably harmed by any disclosure or use of the Confidential Information in violation of the terms hereof and that in the event of any breach of the provisions of this agreement, the Company shall be entitled to equitable relief, including in the form of injunctions and orders for specific performance, in addition to all other remedies available to the Company at law or in equity.

IN WITNESS WHEREOF, the parties hereto or their duly authorized legal representatives have caused this Agreement to be executed, in counterparts (which may be by exchange of facsimile or scanned copies), as of the date written below.

LI3 ENERGY, INC.		Receiving Party: Dated as of _______________, 20____ (fill in)

		If an individual:		If an entity:
By:
Name: Luis Saenz
	Title: Chief Executive Officer	Sign:		Print Name of Entity:
Print Name:
By (sign):
Print Name:
Print Title: